UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2022

KEURIG DR PEPPER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 South Avenue

Burlington, Massachusetts 01803

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 418-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KDP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2022, the Board of Directors (the “Board”) of Keurig Dr Pepper Inc. (the “Company” or “Keurig”) approved a succession plan pursuant to which Robert J. Gamgort will transition from his position as President and Chief Executive Officer of the Company effective as of July 29, 2022 (the “Transition Date”). Mr. Gamgort will continue to serve as Executive Chairman of the Board through July 26, 2024.

The Board has appointed Ozan Dokmecioglu, currently the Company’s Chief Financial Officer and President, International, to the role of President and Chief Executive Officer effective as of the Transition Date. The information required by Items 401(b), (d), (e) of Regulation S-K with respect to Mr. Dokmecioglu is included in the Company’s annual proxy statement filed with the U.S. Securities and Exchange Commission on April 30, 2021, and is hereby incorporated by reference herein. There are no related party transactions between Mr. Dokmecioglu and the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Mr. Gamgort’s Letter Agreement

In connection with his transition, the Company entered into a letter agreement with Mr. Gamgort on April 5, 2022 (the “Letter Agreement”) with an employment term commencing on the Transition Date and ending on July 26, 2024 (the “Term”). Pursuant to the Letter Agreement, Mr. Gamgort will receive an annual base salary of $1,000,000 and will be eligible to receive an annual bonus at a target level of 100% of his base salary. Mr. Gamgort will also be granted a long-term incentive award on or around the Transition Date with a grant date value of $5,000,000 in the form of restricted stock units (“RSUs”) that will fully vest at the end of the Term, subject to his continued employment and other vesting conditions.

Mr. Gamgort commits in the Letter Agreement that he will continue to hold, and not sell, at least 50% of the number of shares of the Company’s common stock that he holds as of April 5, 2022 through the end of the Term. Mr. Gamgort further commits that, during the Term, he will (i) not engage in any other business, profession or occupation for compensation or which would conflict or interfere with his duties as Executive Chairman, and (ii) serve on no more than one other public company board of directors in addition to the Company.

The foregoing summary of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Compensatory Arrangements with Mr. Dokmecioglu

In connection with his appointment as President and Chief Executive Officer, effective as of the Transition Date, Mr. Dokmecioglu will receive an annual base salary of $1,250,000 and will be eligible to receive an annual bonus at a target level of 150% of his base salary. He will be granted two long-term incentive awards: (i) in September 2022, an award of RSUs with a grant date value of $900,000, which will vest 60% on the third anniversary of the date of grant and 20% on each of the fourth and fifth anniversaries of the date of grant, and (ii) on or around the Transition Date, an award of RSUs with a grant date value of $14,000,000, which RSUs will vest in one-third installments on each of the third, fourth and fifth anniversaries of the date of grant, subject to his continued employment, maintenance of shareholdings at an amount equal to the award, and other vesting conditions.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s news release announcing the succession plan has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in the press release is being furnished, not filed, pursuant to Item 7.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement by and between the Company and Robert J. Gamgort dated April 5, 2022.

99.1	Press Release issued April 5, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG DR PEPPER INC.

By:	/s/ Anthony Shoemaker
Name:	Anthony Shoemaker
Title:	Chief Legal Officer, General Counsel and Secretary

Date: April 5, 2022